EXHIBIT 25
                             POWER OF ATTORNEY


     We, the undersigned directors of Questar Corporation, hereby severally constitute R. D. Cash and W. F. Edwards, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K for 1994 and any and all amendments to be filed with the Securities and Exchange Commission by Questar Corporation, hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 1994 and any and all amendments to such Report.

     Witness our hands on the respective dates set forth below.

     Signature                       Title            Date


 /s/ R. D. Cash             Chairman of the Board,   2-14-95
     R. D. Cash                President & Chief
                               Executive Officer


 /s/ U. Edwin Garrison             Director          2-14-95
     U. Edwin Garrison


 /s/ J. A. Harmon                  Director          2-14-95
     J. A. Harmon


 /s/ W. Whitley Hawkins            Director          2-14-95
     W. Whitley Hawkins


 /s/ William N. Jones              Director          2-14-95
     William N. Jones


 /s/ R. E. Kadlec                  Director          2-14-95
     R. E. Kadlec


 /s/ Dixie L. Leavitt              Director          2-14-95
     Dixie L. Leavitt


 /s/ Neal A. Maxwell               Director          2-14-95
     Neal A. Maxwell


 /s/ Mary Mead                     Director          2-14-95
     Mary Mead


 /s/ Gary G. Michael               Director          2-14-95
     Gary G. Michael


 /s/ D. N. Rose                    Director          2-14-95
     D. N. Rose


 /s/ Harris H. Simmons             Director          2-14-95
     Harris H. Simmons